EXHIBIT 10.59

                THIRD AMENDMENT TO CREDIT AGREEMENT AND COMPOSITE
                              AMENDMENT AGREEMENT

                  THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND COMPOSITE AMENDMENT AGREEMENT ("Amendment") is made and entered into as of this 19th day of October, 2000 is by and among HI-RISE RECYCLING SYSTEMS, INC., a Florida corporation ("Hi-Rise"), IDC ACQUISITION SUB, INC., a New York corporation ("IDC"), WILKINSON COMPANY, INC., an Ohio corporation ("Wilkinson"), RECYCLTECH ENTERPRISES INC., an Ontario corporation ("Recycltech"), HESCO SALES, INC., a Florida corporation ("Hesco"), UNITED TRUCK AND BODY CORPORATION, a Florida corporation ("United Truck"), HESCO EXPORT CORPORATION, a Florida corporation ("Hesco Export"), BES-PAC, INC., formerly known as BPI ACQUISITION CORP., a South Carolina corporation ("Bes-Pac Acquisition Corp."), and DII ACQUISITION CORP., a Connecticut corporation ("Devivo Acquisition Corp.") (Hi-Rise, IDC, Wilkinson, Recycltech, Hesco, United Truck, Hesco Export, Bes-Pac Acquisition Corp and Devivo Acquisition Corp. are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"); ACME CHUTE COMPANY, INC., a Florida corporation ("Acme Chute"), DEVIVO INDUSTRIES, INC., a Connecticut corporation ("Devivo"), ECOLOGICAL TECHNOLOGIES, INC., a Connecticut corporation ("Eco"), KE CORPORATION, a Delaware corporation ("Kohlman Acquisition Corp."), and AMERICAN GOOSENECK, INC., an Arizona corporation ("American Gooseneck") (Acme Chute, DeVivo, Eco, Kohlman Acquisition Corp. and American Gooseneck are sometimes collectively referred to herein as the "Subsidiary Guarantors" and, together with the Borrowers, the "Credit Parties"); GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), BANK OF AMERICA, N.A., successor in interest to NATIONSBANK, N.A., a national banking association (in its individual capacity, "NationsBank"), KEY CORPORATE CAPITAL, INC., (in its individual capacity, "KCCI"), the other Lenders signatory hereto from time to time, GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent for the Lenders ("Administrative Agent"), and BANK OF AMERICA, N.A., successor in interest to NATIONSBANK, N.A., as Revolver Agent for the Lenders ("Revolver Agent") and, together with Administrative Agent, "Agents").


                               W I T N E S S E T H

                  WHEREAS, Borrowers, GE Capital, Nationsbank, KCCI and Agents have entered into that certain Credit Agreement, dated as of October 28, 1998
(the "Credit Agreement"), as amended by that certain First Amendment to Credit Agreement and Composite Amendment Agreement, dated as of September 17, 1999 (the "First Amendment") and that certain Second Amendment to Credit Agreement and Composite

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Amendment Agreement dated as of June 30, 2000 (the "Second Amendment"), pursuant to which Credit Agreement the Lenders extended revolving and term credit facilities to the Borrowers of up to Sixty-Three Million and No/100 Dollars ($63,000,000.00) in the aggregate for the purpose of funding certain
Acquisitions and refinancing certain indebtedness of the Borrowers, to provide working capital financing for the Borrowers and to finance capital expenditures of the Borrowers; and

                  WHEREAS, the Credit Parties acknowledge that they are in default under the Credit Agreement and related Loan Documents (defined below) as a result of, among other things, (i) an over-advance under Revolving Loan (Revolver A) and Revolving Loan (Revolver B) as contemplated in Sections 1.1(a) and 1.1(b) of the Credit Agreement and the Credit Parties' failure to immediately repay such over-advances in accordance with the provisions of Sections 1.3(b)(i) and 1.3(b)(ii) of the Credit Agreement, (ii) the failure to make the interest payment due October 2, 2000 and (iii) the failure to meet the financial covenants set forth in Section 6.10 and Annex G of the Credit Agreement for the Fiscal Quarter ending September 30, 2000 (collectively, the "Pending Defaults"); and

                  WHEREAS, the Credit Parties have requested certain additional fundings of up to $500,000.00 (the "Overline Advance") under the Credit Agreement notwithstanding the existence of the Pending Defaults; and

                  WHEREAS, the Lenders have agreed to fund the Overline Advance subject to the terms and conditions of this Amendment;

                  NOW THEREFORE, in consideration of the premises, and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                            RECITATIONS; DEFINITIONS

         Section 1.1 Recitations. Each of the Credit Parties hereby jointly and severally confirms the truth and accuracy of each of the preambles and recitals set forth in the introduction to this Amendment and agrees that each of the preambles and recitals set forth in the introduction to this Amendment are incorporated herein by reference and are and shall be deemed to be a part of this Amendment as if fully set forth herein.

         Section 1.2 Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Credit Agreement.

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                                    ARTICLE 2

                                   FORBEARANCE

         Section 2.1 Forbearance. Provided that each of the Credit Parties complies with all of the requirements contained in this Amendment and the Loan Documents, the Agents and Lenders shall forbear from enforcing their respective remedies with respect to the Pending Defaults for the period (the "Forbearance Period") beginning on the date hereof and ending on the Overline Termination Date (defined below). If at any time any of the Credit Parties fails to comply with any of the requirements set forth herein or if any additional Default or Event of Default occurs under this Amendment, the Credit Agreement or the other Loan Documents, Agents and Lenders may immediately commence, proceed or otherwise continue with any or all rights and remedies available under the Loan Documents, under applicable law or otherwise (collectively, "Lenders' Remedies") without demand or notice to any Credit Party, but as among Agents and Lenders, subject to the provisions of the Credit Agreement with respect to exercising remedies. The matters disclosed on Schedule 1 hereto shall not constitute additional Defaults or Events of Default during the Forbearance Period. At the end of the Forbearance Period, if Borrower has not paid, in full, all amounts due and owing under the Loan Documents, or otherwise cured the Pending Defaults to the full satisfaction of Agents and Lenders in their respective sole and absolute discretion, Agents and Lenders may proceed with Lenders' Remedies without any notice or demand to any Credit Party or any other party, but as among Agents and Lenders, subject to the provisions of the Credit Agreement with respect to exercising remedies. Lenders and Agents are entering into this Amendment as an accommodation to the Credit Parties and the Credit Parties remain bound to perform their respective obligations under the Loan Documents. The "Overline Termination Date" shall mean October 30, 2000, or if earlier, the date upon which occurs any Default or Event of Default other than the Pending Defaults, including, without limitation, the Credit Parties' failure to timely make the October Interest Payment as required in Section 3.3 below.

                                    ARTICLE 3

                         AMENDMENTS TO CREDIT AGREEMENT

         Section 3.1 Overline Advances. Subject to the terms and conditions of the Credit Agreement as amended hereby, each Revolving Lender agrees to make available from time to time until the Overline Termination Date its Pro Rata Share of up to $500,000.00 outstanding at any one time as an Overline Advance on a revolving basis under Revolving Loan (Revolver A). The Overline Advance shall be available notwithstanding any shortfall in the Borrowing Base (Revolver A) or the existence of the Pending Defaults but shall otherwise be subject to the terms and conditions of the Credit Agreement with respect to advances. No Overline Advances shall be available from and


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after the Overline Termination Date. For the purpose of the Overline Advance and until the Overline Termination Date, the Maximum Amount under the Revolving Loan (Revolver A) shall be $19,000,000 notwithstanding the provisions of the Credit Agreement that seasonally reduce such Maximum Amount to $17,000,000; provided that no more than $500,000 in advances made after October 10, 2000 may be outstanding at any one time.

         Section 3.2 No Other Advances. Except for the Overline Advance and for advances permitted in Credit Agreement Section 1.12(b), no further advances under any of the Loans or issuance of Letters of Credit shall be available to the Credit Parties unless and until Lenders and Agents agree in writing, in their sole and absolute discretion, to make such further advances. The Credit Parties have been advised that additional fundings may not be forthcoming and that alternative sources of fundings should be explored.

         Section 3.3 Interest Payment. The Credit Parties acknowledge that the interest and loan fee payment due October 2, 2000 in the amount of $526,842.92 (the "October Interest Payment") was not timely made. The Credit Parties shall make the October Interest Payment on or before 2:00 p.m., EDT, October 20, 2000, as of which date time is of the essence, without notice, demand or grace period. If the Credit Parties fail to timely make the October Interest Payment, the Forbearance Period shall automatically, and without further action by any party, terminate and the Overline Termination Date shall be deemed to have occurred.

         Section 3.4 Commitment Amounts. Each of the Term Loan Commitment (Term
A), Term Loan Commitment (Term B) and Acquisition Loan Commitment are hereby reduced to the current outstanding balance thereof as set forth on Schedule 1 hereto.

         Section 3.5 Notice Address. The notice address for GE Capital and Administrative Agent set forth on Annex I to the Credit Agreement is hereby amended to be:

                  Mr. Patrick Walsh
                  GE Capital Corporation
                  Capital Funding Inc,
                  401 Merritt Seven
                  2nd Floor
                  Norwalk CT 06856
                  Telecopy:  (203) 229-1992

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

                  with a copy to:

                  Oscar Cantu, Esq.
                  Weil, Gotshal & Manges LLP
                  701 Brickell Avenue
                  Suite 2100
                  Miami, Florida 33131
                  Telecopy:  (305) 374-7159


         Section 3.6 Certain Definitions.

                  3.6.1 All references in the Credit Agreement to "this Agreement," "herein," hereof" or sections thereof shall be deemed to mean references to the Credit Agreement as amended by this Amendment.

                  3.6.2 The definition of "Loan Documents" is hereby amended to include the Credit Agreement, as amended by this Amendment, together with all other documents and instruments heretofore, contemporaneous herewith or from time to time hereafter executed and delivered to or in favor of the Administrative Agent, the Revolver Agent and/or the Lenders, or any one or more of them, in connection with the Credit Agreement, as amended by this Amendment, and/or evidencing and/or securing all or any portion of the obligations and indebtedness of the Borrowers, and each of them, to the Lenders and the Agents under the Credit Agreement, as amended by this Amendment, together with any and all modifications, renewals and replacements therefor made from time to time.

                                    ARTICLE 4

                               COMPOSITE AMENDMENT

         Section 4.1 Additional Definitions. All references in each of the Loan Documents to the "Agreement" and the "Credit Agreement" shall mean the Credit Agreement, as amended by this Amendment, and all modifications, amendments and extensions therefor from time to time.

         Section 4.2 Ratification. The parties hereto agree that the Collateral Documents, and each of them, secure, in addition to all obligations presently secured thereby, the full and timely payment performance by the Borrowers, and each of them, of their respective obligations and indebtedness under and in respect of the Credit Agreement, as amended by this Amendment, including, without limitation, the repayment of the Overline Advances and each of the Notes, as the same may be consolidated,


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amended and restated, in each case whether presently existing or hereafter created or incurred, all of which obligations are and shall be equally secured with and have the same priority as the obligations originally secured by the Collateral Documents, and each of them, provided that nothing herein shall be deemed or construed to mean that the Collateral Documents by their own terms do not presently secure such obligations and indebtedness.

                                    ARTICLE 5

                          CREDIT PARTY ACKNOWLEDGMEnts

         Section 5.1 Indebtedness. The principal amount outstanding under the Notes as of the date hereof, is as set forth on the schedule attached hereto as Schedule "1".

         Section 5.2 No Offsets or Defenses. As a material inducement to Lenders and Agents to enter into this Agreement, each of the Borrowers and Subsidiary Guarantors hereby acknowledges and agrees that the Indebtedness and all Loan Documents are valid and binding liabilities and obligations of each Borrower and Subsidiary Guarantors. Each of the Credit Parties hereby jointly and severally ratifies and confirms each of their respective obligations and indebtedness under the Credit Agreement and represents and warrants to the Lenders and the Agents that none of them has or claims any defenses, offsets or counterclaims to any of their respective obligations and indebtedness under the Credit Agreement or any of the other Loan Documents, in each case as amended by this Amendment.

         Section 5.3 No Waiver or Estoppel. None of this Amendment, the Overline Advances or any negotiations or other action undertaken with respect to the Loans shall constitute a waiver of any party's rights under the Loan Documents, except to the extent specifically stated in a written agreement executed by all of the parties to this Amendment. In addition, except as expressly provided in this Amendment, none of this Amendment, the Overline Advances or any negotiations or other action undertaken with respect to the Loans shall restrict, inhibit or estop Lenders or Agents from exercising any right, remedy or power available to such party at any time (whether or not negotiations are continuing) including all rights, remedies and powers granted under the Loan Documents or otherwise available at law or in equity, or require any delay in the exercise of any such right, remedy or power, but subject to the terms and conditions of the Loan Documents. The Credit Parties agree that no failure to exercise and no delay in exercising any rights, remedies, and powers under the Loan Documents or otherwise available at law or in equity shall operate as a waiver of any such rights, remedies or powers, including the right to charge interest at the Default Rate on all outstanding amounts (including the Overline Advances) from the time of the Pending Defaults or the date of Overline Advance, as applicable.

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         Section 5.4 Partial Payments. The Credit Parties acknowledge that any partial payments made, either before or after the execution of this Amendment, may be applied to the Notes in partial satisfaction of the Obligations and that neither the acceptance nor application by Agents or Lenders of any partial payment shall constitute a cure or waiver of any default under any of the Loan Documents, constitute any extension or other modification of the Loans or any Loan Document, or prejudice any of Lenders' rights under any Loan or any Loan Documents.

         Section 5.5 Representations and Warranties. Each of the Credit Parties hereby jointly and severally represents and warrants that, except as set forth on Schedule 2 hereto, each of the representations and warranties of the Credit Parties, and each of them, set forth in the Credit Agreement and in each of the other Loan Documents, in each case as amended by this Amendment, is true and correct as of the date hereof and other than the Pending Defaults, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Loan Documents, in each cases as amended by this Amendment.

         Section 5.6 No Litigation. The Credit Parties hereby represent and warrant to Administrative Agent and the Lenders that, except as set forth on
Schedule 2 hereto, no litigation, investigation or proceeding before or by an arbitrator or Governmental Authority is continuing or, to the knowledge of any Credit Party, threatened against the Credit Parties, or any of them, or any of their officers, directors or Affiliates (i) with respect to the Credit Agreement, as amended by this Amendment, the Notes, or any of the other Loan Documents, in each case as amended by this Amendment, or any of the transactions contemplated hereby or thereby, or (ii) which could have a Material Adverse Effect on Business, prospects or financial condition of the Credit Parties, or any of them.

         Section 5.7 Turnaround Consultant. The Credit Parties represent and warrant that a turnaround consultant selected by the Credit Parties, Crisanti, Galef and Coldress ("Company's Consultants") have been, and at all times prior to the Overline Termination Date will be, engaged by them. On or before the Overline Expiration Date, the Credit Parties and the Company's Consultants shall present to the Lenders and Agents a proposal with respect to the repayment of the Loans.

                                    ARTICLE 6

                              Additional Covenants

         Section 6.1 Further Information and Cooperation. The Credit Parties acknowledge that Agents have invoked the right to access to the Credit Parties' books, records and other items pursuant to Credit Agreement Section 1.15 and to communicate with the Credit Parties' accountants pursuant to Credit Agreement
Section 4.2. From and after the date hereof, Agents, Lenders and their respective designees shall have continued


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access and communication without respect to any requirement of notice, hours or other matters set forth in said Sections.

         Section 6.2 Subordinated Debt. The Credit Parties acknowledge that pursuant to Credit Agreement Section 3.24 and the Subordinated Notes referred to therein, no payments shall be made on the Subordinated Debt during the existence of the Pending Defaults.

         Section 6.3 Payments to Insiders. During the Forbearance Period, no payment shall be made to any employee, director, shareholder or any person or entity in control of any Credit Party or any entity controlled directly or indirectly by any of the foregoing (each, an "Insider") except for existing payroll amounts and reimbursement of business related expenses consistent with past practices and inter-company transfers pursuant to the Cash Management Systems. The Credit Party shall obtain each Insider's written consent to the requirements of this Section 6.3.

         Section 6.4 Cash Management. The Credit Parties acknowledge that the Cash Management Systems are to be maintained by the Credit Parties. No Credit Party shall use any deposit account that is not a Lockbox Account. At Agents' request, the Credit Parties shall implement additional cash management arrangements so as to further secure Lenders' and Agents' security interests in the cash flow of the Credit Parties.

         Section 6.5 Waiver of the Automatic Stay.

                  6.5.1 The Credit Parties hereby agree that, in consideration for the Overline Advances in the event that any Borrower or Subsidiary Guarantor shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended ("Bankruptcy Code"), (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (v) be the subject of an order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against Credit Parties for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief for debtors (any of the foregoing clauses (i) - (v) being a "Filing"), then, subject to court approval, Agents and Lenders shall thereupon be entitled and the Credit Parties hereby irrevocably consent to and agree to stipulate to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lenders as provided in the Loan Documents, and as otherwise provided by law, and Credit Parties hereby irrevocably


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waive any rights to object to such relief. This covenant is a material inducement for Lenders to accept this Amendment.

                  6.5.2 Lenders, Agents and Credit Parties shall cooperate in defending the validity of the transactions contemplated by the Credit Agreement, this Amendment or any of the other Loan Documents in any court, administrative or judicial proceeding.

         Section 6.6 Release. Credit Parties hereto desire to fully comprise, release and settle any and all claims, counterclaims, liabilities, damages, defenses, demands and causes of action that Credit Parties have or may have against the Agents or Lenders related to or that may have arisen, may arise or are or become assertable as a result of events occurring in connection with the Lending Relationship (as defined below), including any claims, causes of action or defenses based on the negligence of Agents or Lenders or on any "lender liability" theories of, among others, bad faith, unfair dealings, duress, coercion, control, misrepresentation, omission, misconduct, overreaching, unconscionability, disparate bargaining position, reliance, equity subordination, fraud, failure of consideration in whole or in part, or otherwise, and do hereby intend to release, compromise and settle all such claims and matters, whether known or unknown, whether reduced to judgment, liquidated or unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether they arose collaterally, directly, derivately, or otherwise between the Credit Parties on the one hand, and Agents or Lenders, on the other hand (collectively, the "Released Claims"). The Credit Parties hereby stipulate, agree, covenant, warrant and represent unto the Lenders and Agents that no Borrower or Subsidiary Guarantor has any outstanding claims, counterclaims, liabilities, damages, defenses, demands or causes of action against any Lender or Agent and their respective successors, assigns, directors, officers, employees, agents and/or attorneys. The Credit Parties do hereby unconditionally forever release, acquit, settle and discharge each Agent and Lender, and their respective successors, assigns, directors, officers, employees, agents and attorneys of and from the Released Claims and Credit Parties hereby declare the Released Claims forever released, acquitted, settled and discharged. As used herein, the term "Lending Relationship" shall mean a collective reference to the Notes, any Loan, Collateral Documents, Guaranties, or any other Loan Documents, together with any and all negotiations, discussions, acts, omissions, renewals, extensions, collateral documents, loan agreements, term sheets and other agreements and actions related thereto.

                                    ARTICLE 7

                                  MISCELLANEOUS

         Section 7.1 Free and Voluntary Act. All Borrowers and Subsidiary Guarantors are freely and voluntarily entering into this Amendment and will enter into any document necessary to fulfill the agreements contemplated herein after full


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consultation with legal, financial and other counsel of their choosing. Each
Borrower and Subsidiary Guarantor has individually read this Amendment and have discussed this Amendment with their respective legal, financial and other counsel. All Borrowers and the Subsidiary Guarantors understand this Amendment and the risk inherent in, and significance of, same.

         Section 7.2 No Implied Terms. Any and all duties or obligations that Agents and Lenders may have to any Borrower or Subsidiary Guarantor, are limited to those expressly stated in the Loan Documents as amended hereby, and neither the duties and obligations of Lenders and Agents nor the rights of the Credit Parties shall be expanded beyond the express terms of the Loan Documents as so amended.

         Section 7.3 Fair Consideration. Agents' and Lenders' agreements contained herein constitutes valuable, adequate and fair consideration for the obligations of the Credit Parties hereunder.

         Section 7.4 No Lender Control. No Lender will, nor has ever been, a partner, joint venturer, alter ego, manager, or controlling person of any of the Credit Parties.

         Section 7.5 No Other Representation. The Credit Parties acknowledge and agree that no Agent, Lender or any person or entity acting on their behalf has made any representation or promise to any Borrower or Subsidiary Guarantor which is not expressly set forth herein or in the other Loan Documents.

         Section 7.6 Captions. The captions and headings used in this Amendment are for convenience of reference only and do not in any way affect, limit, amplify or modify the terms and provisions of this Amendment.

         Section 7.7 Counterpart Execution. This Amendment may be executed in several counterparts, each of which shall constitute an original, but together such counterparts shall constitute one and the same instrument.

         Section 7.8 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their permitted legal representatives, heirs, successors and assigns.

         Section 7.9 Time; Construction; Exhibits. Time is of the essence of each provision of this Amendment. All references to the singular or plural number or masculine, feminine or neuter gender shall, as the context requires, include all others. All exhibits attached hereto are by this reference made a part of this Amendment for all purposes. All references to sections, paragraphs, and exhibits are to this Amendment unless otherwise specifically noted. The use of the words "hereof", "hereunder", "herein" and words of similar import shall refer to this entire Agreement and not to any particular


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section, paragraph or portion of this Amendment unless otherwise specifically noted. All references to "including" shall mean "including without limited to."

         Section 7.10 Severability. If for any reason any provision of this Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 7.11 Authority. Each individual executing this Amendment on behalf of any party to this Amendment represents and warrants that he or she is authorized to enter into this Amendment on behalf of that party and that this Amendment binds that party.

         Section 7.12 Parties in Interest. Nothing in this Amendment is intended to confer any rights or remedies under or by reason of this Amendment on any person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Amendment intended to relieve or discharge any obligation of any third person or any party hereto or to give any third person any right to subrogation or action over or against any party to this Amendment.

         Section 7.13 Further Assurances. The Credit Parties shall, at their own expense, execute, acknowledge and deliver any further assignments, conveyances, transfers or other assurances, documents or instruments reasonably requested by any Agent and will take any other action consistent with the terms of this Amendment or which may reasonably be requested by any Agent in order to accomplish and effectuate the intent hereof.

         Section 7.14 Expenses; Documentary Stamp Taxes. The Credit Parties shall pay all costs and expenses incurred by Lenders or Agents in connection with the execution and delivery of this Amendment. This Amendment and the Second Amended and Restated Promissory Note have been executed and delivered outside the State of Florida and are not intended to be brought into the State of Florida except for collection purposes. It is the parties understanding that no Florida documentary stamp tax levied pursuant to Chapter 201 of the Florida statutes is due with respect to this Amendment. However, the Credit Parties agree to indemnify the Lenders and Agents and hold them harmless from and against any losses, costs or expense, and hereby agree to pay any and all stamps, duties and taxes, together with any penalty that any Lender or Agent may be called upon to pay in the event the Florida Department of Revenue or any other governmental agency should in the future determine that any such amounts have been, are or will at any time in the future become due and payable.

         Section 7.15 Law Governing; Consent to Jurisdiction. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN


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ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE,
THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENTS AND LENDERS PERTAINING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER, NOTHING IN THIS AMENDMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         Section 7.16 WAIVER OF JURY TRIAL. AGENTS, LENDERS, BORROWERS AND SUBSIDIARY GUARANTORS DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT WHICH THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED


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HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE
EXHIBITS, ANY TRANSACTION CONTEMPLATED HEREIN, OR ANY COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AMENDMENT, ANY NOTE, ANY LOAN OR THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AMENDMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AMENDMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER BY LENDERS, BORROWERS AND SUBSIDIARY GUARANTORS IS A MATERIAL INDUCEMENT FOR AGENTS AND LENDERS TO ENTER INTO THIS AMENDMENT.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, this Amendment was made and executed as of the date first above written.

BORROWERS:                    HI-RISE RECYCLING SYSTEMS, INC., a Florida
                              corporation
                              IDC ACQUISITION SUB, INC., a New York corporation
                              WILKINSON COMPANY, INC., an Ohio corporation
                              RECYCLTECH ENTERPRISES INC.,
                              an Ontario corporation
                              HESCO SALES, INC., a Florida corporation
                              BES-PAC, INC., formerly known as BPI ACQUISITION
                              CORP., a South Carolina corporation
                              DII ACQUISITION CORP., a Connecticut corporation



                              By:      /s/ Donald Engel
                                 -----------------------------------------------
                                       Name:  Donald Engel
                                       Title:  Chairman and CEO of Hi-
                                               Rise Recycling Systems and
                                               CEO of other entities listed
                                               above

                              ACME CHUTE COMPANY, INC., a Florida corporation DEVIVO INDUSTRIES, INC., a Connecticut corporation ECOLOGICAL TECHNOLOGIES, INC., a Connecticut corporation
                              KE CORPORATION, a Delaware corporation
                              AMERICAN GOOSENECK, INC., an Arizona corporation



                              By:      /s/ Donald Engel
                                 -----------------------------------------------
                                       Name:  Donald Engel
                                       Title:  CEO

LENDERS: GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and as Lender

                              By:      /s/ Pat Walsh
                                  ----------------------------------------------
                                       Name: Pat Walsh
                                       Title: Senior Vice President

                              BANK OF AMERICA, N.A., successor in interest to NATIONSBANK, N.A., as Revolver Agent and as Lender



                              By:      /s/ Justin McCarthy
                                  ----------------------------------------------
                                       Name: Justin McCarthy
                                       Title: Vice President

                              KEY CORPORATE CAPITAL, INC.

                              By:      /s/ Craig Haverlock
                                  ----------------------------------------------
                                       Name: Craig Haverlock
                                       Title: Designated Signer

STATE OF New York    )
                     )     ss:
COUNTY OF New York   )

                  The foregoing instrument was acknowledged before me this 23 day of October, 2000 by Donald Engel, who personally appeared before me, being an officer of each of HI-RISE RECYCLING SYSTEMS, INC., a Florida corporation, IDC ACQUISITION SUB, INC., a New York corporation, WILKINSON COMPANY, INC., an Ohio corporation, RECYCLTECH ENTERPRISES INC., an Ontario corporation, HESCO SALES, INC., a Florida corporation, UNITED TRUCK AND BODY CORPORATION, a Florida corporation, HESCO EXPORT CORPORATION, a Florida corporation, BPI ACQUISITION CORP., a South Carolina corporation, and DII ACQUISITION CORP., a Connecticut corporation, on behalf of each such corporation, and he acknowledged that he signed and delivered the foregoing instrument as his own free will and voluntary act for the purposes therein set forth. The above-named individual has produced the following identification which is current or has been issued within the past five years and bears a serial or other identifying number:

    [ ]            the sworn  written  statement  of a credible  witness (who is presently  known to the Notary) that the signer is personally known to the witness;
    [X]            a driver's  license or  non-driver's  ID issued by Florida or any other U.S. state;
    [ ]            a U.S.  passport  or a foreign  passport  stamped by the U.S.
                   Immigration and Naturalization Service;
    [ ]            a U.S. military ID; or
    [ ]            a Canadian or Mexican  driver's license issued by an official agency.


                              /s/ Kimberly Daly

                              Print Name:       Kimberly Daly
                                         ---------------------------------------
                              NOTARY PUBLIC - State of New York
                              Commission Number: 914883112
                                                --------------------------------
                              My Commission expires:  March 9, 2002

(Notarial Seal)

STATE OF Connecticut    )
                        )  ss: ###-##-####
COUNTY OF Farfield      )



                  The foregoing instrument was acknowledged before me this 20 day of October, 2000 by Pat Walsh, who personally appeared before me, being the Senior Vice President of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, on behalf of said corporation, and he acknowledged that he signed and delivered the foregoing instrument as his own free will and voluntary act for the purposes therein set forth. The above-named individual has produced the following identification which is current or has been issued within the past five years and bears a serial or other identifying number:

     [ ]           the sworn  written  statement  of a credible  witness (who is presently  known to the Notary) that the signer is personally known to the witness;
     [X]           a driver's  license or  non-driver's  ID issued by Florida or any other U.S. state;
     [ ]           a U.S.  passport  or a foreign  passport  stamped by the U.S.
                   Immigration and Naturalization Service;
     [ ]           a U.S. military ID; or
     [ ]           a Canadian or Mexican  driver's license issued by an official agency.



                              /s/ Susan A. Felis
                              --------------------------------------------------
                              Print Name: Susan A. Felis
                              NOTARY PUBLIC - State of CT
                              Commission Number:________________________________
                              My Commission expires: 2/28/05

(Notarial Seal)

STATE OF Florida        )
                        )  ss:
COUNTY OF Hillsborough  )



The foregoing instrument was acknowledged before me this 19th day of October, 2000 by Justin L. McCarthy, who personally appeared before me, being the Vice President of BANK OF AMERICA, a national banking association, on behalf of said association, and he acknowledged that he signed and delivered the foregoing instrument as his own free will and voluntary act for the purposes therein set forth. The above-named individual has produced the following identification which is current or has been issued within the past five years and bears a serial or other identifying number:

   [X]            the sworn  written  statement  of a credible  witness (who is presently  known to the Notary) that the signer is personally known to the witness;
   [ ]            a driver's  license or  non-driver's  ID issued by Florida or any other U.S. state;
   [ ]            a U.S.  passport  or a foreign  passport  stamped by the U.S.
                  Immigration and Naturalization Service;
   [ ]            a U.S. military ID; or
   [ ]            a Canadian or Mexican  driver's license issued by an official agency.



                              /s/ Gale L. Morris
                              --------------------------------------------------
                              Print Name: Gale L. Morris
                              NOTARY PUBLIC - State of Florida
                              Commission Number: OC 667563
                              My Commission expires:

(Notarial Seal)

STATE OF Ohio    )
                 )       ss:
COUNTY OF _______)



The foregoing instrument was acknowledged before me this 19 day of October, 2000 by Craig Haverlock, who personally appeared before me, being the designated signer of KEY CORPORATE CAPITAL INC., on behalf of said corporation, and he acknowledged that he signed and delivered the foregoing instrument as his own free will and voluntary act for the purposes therein set forth. The above-named individual has produced the following identification which is current or has been issued within the past five years and bears a serial or other identifying number:

  [ ]            the sworn  written  statement  of a credible  witness (who is presently  known to the Notary) that the signer is personally known to the witness;
  [X]            a driver's  license or  non-driver's  ID issued by Florida or any other U.S. state;
  [ ]            a U.S.  passport  or a foreign  passport  stamped by the U.S.
                 Immigration and Naturalization Service;
  [ ]            a U.S. military ID; or
  [ ]            a Canadian or Mexican  driver's license issued by an official agency.


                              /s/ Darlene Kemp
                              --------------------------------------------
                              Print Name: Darlene Kemp
                              NOTARY PUBLIC - State of Ohio
                              Commission Number: N/A
                              My Commission expires: 7-15-2004

(Notarial Seal)

                                   SCHEDULE 1

                          CURRENT OUTSTANDING BALANCES

Revolving Notes (Revolver A) including               $17,969,422.83
         Swing Line Notes (Revolver A)

Revolving Notes (Revolver B) including               $7,248,298.95
         Swing Line Notes (Revolver B)

Term Notes A                                         $4,333,333.35

Term Notes B                                         $9,000,000.00

Acquisition Loan Notes                               $14,372,005.70

                                   SCHEDULE 2

                               POTENTIAL DEFAULTS

                       CREDIT PARTIES DISCLOSURE SCHEDULE

                          Dated as of October 19, 2000

         In connection with the Third Amendment to Credit Agreement and Composite Amendment Agreement, dated as of October 19, 2000 (the "Third Amendment"), by and among the Credit Parties, the Lenders and the Agents, attached hereto are certain sections of the disclosure schedule (the "Disclosure Schedule") to the Third Amendment prepared by the Credit Parties. Capitalized terms not otherwise defined herein but defined in the Third Amendment shall have the meaning set forth in the Third Amendment.

         Any fact or item stated in any section of the Disclosure Schedule shall be deemed to be disclosed on any other section or sections of the Disclosure Schedule, notwithstanding the omission of a reference or cross-reference thereto.

         The inclusion of any information in the Disclosure Schedule shall not be deemed an admission or acknowledgment, in and of itself, that such information is required to be listed in the Disclosure Schedule or that any such items are material to the Credit Parties.

         The headings of the sections of the Disclosure Schedule are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of the Third Amendment.

                                   Schedule 2

Representations and Warranties and Litigation

The representations and warranties contained in Sections 3.13 and 3.17 of the Credit Agreement are qualified by the following exceptions:

DeVivo Environmental Matters

In February 1999, Hi-Rise acquired all of the outstanding capital stock of DeVivo. DeVivo had been operating four paint spray booths to paint its products since 1985. Two Notices of Violation were issued by the Connecticut Department of Environmental Protection (the "DEP"), one for construction of the booths and one for their operation. In addition, a third Notice of Violation was issued by the DEP for DeVivo's failure to have submitted an application permit under Title V of the Clean Air Act.

On or about July 31, 2000, the Commissioner of Environmental Protection for the State of Connecticut (the "Plaintiff") brought an action in Superior Court, Judicial District of Hartford, State of Connecticut, against DeVivo alleging that DeVivo violated several provisions of Connecticut law by its failure to obtain the permits relating to its construction, installation and operation in 1986 and 1994 of those paint spray booths used in its manufacturing processes. The Plaintiff is seeking civil penalties not to exceed $25,000 per day for each day of violation on or after October 1, 1990 and civil penalties not to exceed $1,000 per day for each day of violation prior to October 1, 1990. The Credit Parties believe that they are entitled to be indemnified for substantially all liability for this action by the former shareholders of DeVivo pursuant to the terms and conditions of the Stock Purchase Agreement dated as of February 23, 1999, by and among Hi-Rise Recycling Systems, Inc., DII Acquisition Corp., DeVivo, Ecological Technologies and the shareholders of DeVivo.

DeVivo has submitted applications for the necessary permits.

The representations and warranties set forth in Section 3.5 are qualified by the following exceptions:

The Pending Defaults and the environmental matters described above could have a Material Adverse Effect. The Credit Parties have been experiencing cash flows shortages which could have a Material Adverse Effect.

Covenants

The Credit Parties may be in breach of certain covenants set forth in Sections
5.8 and 6.11 of the Credit Agreement due to the DeVivo Environmental Matters referenced above.

In addition, the Credit Parties may be in breach of the following covenants:

         Section 5.2 - Payment of Obligations
         Hi-Rise files its income tax returns on a consolidated basis that includes the other Credit Parties. Hi-Rise has not made any payments with respect to its outstanding consolidated income tax liability incurred for the fiscal year ended December 31, 1999 because it anticipates that it will receive a refund for fiscal year ending December 31, 2000 due to losses incurred during that fiscal year. Hi-Rise intends to accrue penalties and interest up until the date on which the refund is paid to it and allow a portion of that refund to be used to pay the outstanding income tax liability and the accompanying penalties and interest.

         The Credit Parties owe payment for lawful claims for labor, materials, supplies and services which have been provided by certain vendors of the Credit Parties and are past due.

         Section 5.6 - Supplemental Disclosure

         The Credit Parties have not supplemented each Disclosure Schedule to the Credit Agreement to disclose matters which, if existing or occurring at the date of the Credit Agreement, would have been required to be set forth or described in such Disclosure Schedule to the Credit Agreement or which was necessary to correct any information in such Disclosure Schedule or representation to the Credit Agreement.

         Section 5.9 - Landlords' Agreements, Mortgage Agreements and Bailee Letters

         The Credit Parties have not yet obtained landlord agreements with respect to certain parcels of land which are leased by the Credit Parties which would contain a waiver or subordination of all Liens or claims that the landlord may assert against the Inventory or Collateral at that location.

         Section 6.10 - Financial Covenants

         The Credit Parties are not in compliance with any of the financial covenants.